UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2019
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INTERNATIONAL SPEEDWAY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Florida	000-02384		59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

One Daytona Boulevard,	Daytona Beach,	Florida	32114
(Address of Principal Executive Offices)			(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock - $.01 par value	ISCA	NASDAQ	/National Market System
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 18, 2019, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of May 22, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Merger Agreement”), by and among International Speedway Corporation, a Florida corporation (the “Company”), NASCAR Holdings, Inc., a Florida Corporation (“Parent”), and Nova Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).  As a result of the Merger, the Company became a wholly owned subsidiary of Parent.
Section 1 – Registrant's Business and Operations

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger, the Second Amended and Restated Revolving Credit Agreement, dated September 27, 2016, among the Company, certain of the Company’s subsidiaries and the lenders party thereto, was terminated and all obligations outstanding thereunder were repaid effective as of October 18, 2019. No penalties were paid in connection with the early termination of the credit agreement.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets
The disclosure set forth under Introductory Note above is incorporated by reference into this Item 2.01.

On October 18, 2019, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.  Parent is wholly owned by James C. France (the Company’s Chairman of the Board) and Lesa France Kennedy (the Company’s Vice Chairwoman and Chief Executive Officer) as well as certain members of their respective families and related entities and trusts (the “France Family Group”).  At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company (each, a “Share” and, collectively, the “Shares”) issued and outstanding immediately prior to such time, other than (x) Shares transferred to Parent by the France Family Group (such shares, the “Rollover Shares”) (y) Shares owned by the Company as treasury stock and (z) Shares held by shareholders who did not vote in favor of the Merger and complied with the applicable provisions of the Florida Business Corporations Act to perfect their appraisal rights (such Shares, the “Appraisal Shares”), was automatically cancelled and converted into the right to receive $45.00 in cash, without interest (the “Merger Consideration”). Excluding the Appraisal Shares, the consummation of the Merger was funded by (a) the Rollover Shares and (b) the aggregate Merger Consideration of approximately $1.1 billion from debt financing arrangements entered into by Parent with Goldman Sachs Bank USA, Bank of America, N.A., BofA Securities, Inc., PNC Bank, National Association, PNC Capital Markets LLC and Fifth Third Bank, and cash on hand at the Company.

At the Effective Time, each outstanding stock option with respect to shares of the Company’s Class A common stock or Class B common stock (whether vested or unvested) was cancelled in exchange for the right to receive a cash payment, without interest, equal to the product of (a) the excess, if any, of the Merger Consideration over the per-share exercise price of such stock option, and (b) the total number of shares of Class A common stock or Class B common stock, as applicable, that were issuable upon exercise or settlement of such option immediately prior to the effective time of the Merger.

Prior to the Effective Time, each restricted share of Class A common stock and Class B common stock held by certain members of the France Family Group was fully vested and the total number of such vested shares (less a number of shares withheld in respect of applicable withholding taxes) was contributed to Parent as a portion of the Rollover Shares. At the Effective Time, each restricted share of Class A common stock and Class B common stock of the Company not held by such Members of the France Family Group was fully vested and converted into the right to receive the Merger Consideration.

The board of directors of the Company (the “Board”) formed a committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company to consider if the transaction was the best option for the Company and the Company’s shareholders other than the France Family Group, their respective affiliates and certain of Parent’s executive officers (the “Public Shareholders”) and, if so, to evaluate and negotiate the terms of a transaction. The Board, based in part on the unanimous recommendation of the Special Committee, unanimously (a) approved and adopted the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (b) determined that it was fair and reasonable to and in the best interests of the Company and the Public Shareholders that the Company enter into the Merger Agreement and consummate the Merger on the terms and subject to the conditions set forth in the Merger Agreement. On October 16, 2019, the proposal to adopt the Merger Agreement was approved at a special meeting of shareholders of the Company by the affirmative vote of the holders of at least a majority of the aggregate voting power of all outstanding shares, and at least a majority of the aggregate voting power of all outstanding shares held by the Public Shareholders, in each case entitled to vote on the matter.
The foregoing description of the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2019, and which is incorporated herein by reference.
Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

On October 18, 2019, the Company notified the NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger and its intention to remove the Company’s Class A common stock from listing on NASDAQ. Additionally, the Company requested that NASDAQ promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist and deregister the Company’s Class A common stock under Section 12(b) of the Exchange Act.

The Company intends to file with the SEC a certification and notice of termination on Form 15 under the Exchange Act to terminate the registration of the Company’s Class A common stock and Class B common stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders
The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

At the Effective Time, each Share owned by Parent and Merger Sub (including the Rollover Shares) and shares owned by the Company as treasury stock were automatically canceled and ceased to exist, and no consideration was paid for those shares.
Section 5 – Corporate Governance and Management

Item 5.01	Change in Control of Registrant
The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the closing of the Merger, as of the Effective Time, each of Brian Z. France, Larry Aiello, Jr., J. Hyatt Brown, William P. Graves, Christy F. Harris, Morteza Hosseini-Kargar, Sonia M. Green, Larree M. Renda and Larry Woodard resigned from their positions as directors of the Company. The directors of Merger Sub immediately prior to the Effective Time continued as the Board of Directors of the Company following the Effective Time, and will hold office until their respective successors are duly elected and qualified, or their earlier resignation or removal.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of the Company were each amended and restated in their entirety.

The Amended and Restated Articles of Incorporation of the Company are filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.
Section 8 – Other Events

Item 8.01	Other Events
On October 18, 2019, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Press Release dated October 18, 2019
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)

October 18, 2019	By:	/s/ Benjamin Odom
Benjamin Odom
Vice President - Deputy General Counsel